Exhibit (e)(2)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

ING INVESTMENTS, LLC

Series1	Annual Investment Management Fee (as a percentage of average daily net assets)
ING American Funds Asset Allocation Portfolio3

If the Series has not invested all or substantially all of its assets in another investment company:

0.5000% of the first $600 million

0.4200% on the next $600 million

0.3600% on the next $800 million

0.3200% on the next $1billion

0.2800% on the next $2 billion

0.2600% on the next $3 billion

0.2500% on assets in excess of $8 billion

If the Series invests all or substantially all of its assets in another investment company:

0.00% of all assets

[1] This Schedule A to the Investment Management Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust’s Registration Statement with respect to each Series.

ING American Funds Global Growth and Income Portfolio4

If the Series has not invested all or substantially all of its assets in another investment company:

0.69% on the first $600 million of net assets;

0.59% on next $600 million of the Portfolio’s average daily net assets;

0.53% on next $800 million of the Portfolio’s average daily net assets;

0.50% on next $1 billion of the Portfolio’s average daily net assets;

0.48% on the Portfolio’s average daily net assets in excess of $3 billion.

If the Series invests all or substantially all of its assets in another investment company:

0.00% of all assets

ING American Funds International Growth and Income Portfolio4

If the Series has not invested all or substantially all of its assets in another investment company:

0.69% on the first $500 million in assets; and

0.59% on the next $500 million in assets

0.53% on assets in excess $1 billion

If the Series invests all or substantially all of its assets in another investment company:

0.00% on all assets

4The initial two-year term of ING American Funds Global Growth and Income Portfolio and

ING American Funds International Growth and Income Portfolio commenced on December 14, 2010.

2

ING American Funds International Portfolio

If the Series has not invested all or substantially all of its assets in another investment company:

0.69% of the first $500 million of net assets

plus 0.59% on net assets greater than $500 million but not exceeding $1.0 billion plus 0.53% on net assets greater than $1.0 billion but not exceeding $1.5 billion plus 0.50% on net assets greater than $1.5 billion but not exceeding $2.5 billion,

plus 0.48% on net assets greater than $2.5 billion but not exceeding $4.0 billion plus 0.47% on net assets greater than $4.0 billion but not exceeding $6.5 billion plus 0.46% on net assets greater than $6.5 billion but not exceeding $10.5 billion plus 0.45% on net assets in excess of $10.5 billion; and

0.00% if the Series invests all or substantially all of its assets in another investment company

ING Bond Portfolio2 (formerly, ING American Funds Bond Portfolio)

If the Series has not invested all or substantially all of its assets in another investment company:

0.48% on the first $600 million

0.44% on the next $400 million

0.40% on the next $1 billion

0.38% on the next $1 billion

0.36% on assets over $3 billion

If the Series invests all or substantially all of its assets in another investment company:

0.00% computed on all assets

2The initial two-year term of ING American Funds Bond Portfolio commenced on November 9, 2007.

3The initial two-year term of ING American Funds Asset Allocation Portfolio commenced on

April 28, 2008.

3